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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-78295 on Form S-8 of BUCA, Inc. and Subsidiaries of our report dated January 21, 2000 (March 3, 2000 as to Note 3), included in the Annual Report on Form 10-K of BUCA, Inc. and Subsidiaries for the fiscal year ended December 26, 1999.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
March 24, 2000